THE BANK OF NEW YORK

SECURED PROMISSORY NOTE
INSTALLMENT/FIXED RATE

$ 50,000.00 May 17,2006

FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to the order of THE BANK OF NEW YORK (the "Bank") at its 399 RIDGEDALE AVE. E. HANOVER, NJ office, FIFTY THOUSAND DOLLARS AND 00 CENTS Dollars ($ 50,000.00).

The Borrower agrees to pay interest from the date hereof on the unpaid principal balance of the loan evidenced by this note (the "Loan"), computed on the basis of 365/6 day year for the actual number of days elapsed, at a rate per annum equal to 09.50 % (the "Fixed Rate"), but not to exceed the maximum rate permitted by law. Interest on the Loan may from time to time accrue at a rate per annum (the "Discounted Rate") that is lower than the Fixed Rate to the extent that, and so long as, the Loan qualifies for certain interest rate discount(s) offered by the Bank on the date hereof. The Discounted Rate on the date hereof is 8.50 % per annum. The Borrower agrees that in the event that the Loan no longer qualifies for such discount(s), the Borrower shall pay interest on the unpaid principal balance of the Loan from the date the Loan no longer qualifies for such discount(s) at a rate per annum equal to the rate applicable to the Loan without giving effect to such discount(s). The Borrower further agrees that any change in the interest rate applicable to the Loan shall be automatically effective without notice and that the Bank's determination of the qualification of the Loan for any discount(s) shall be conclusive absent manifest error. Interest shall be payable on the 01st day of each successive month and at maturity of the Loan (whether by acceleration or otherwise). If any Event of Default (as hereinafter defined) shall occur and be continuing, the Borrower agrees to pay interest on the unpaid balance of the Loan, payable on demand, at a rate per annum equal to the Fixed Rate plus 4% but not to exceed the maximum rate permitted by law.

The principal amount of the Loan and interest thereon shall be payable in 84 equal consecutive installments in the amount of $ 794.49 each, beginning on 07/01/06 and continuing thereafter on the 01st day of each successive month until June 01, 2013 when the entire unpaid principal balance of the Loan and accrued interest thereon shall be due and payable. The amount of the monthly installment is calculated based on the Discounted Rate on the date hereof. The Borrower acknowledges that in the event the Loan no longer qualifies for the interest rate discount(s), interest shall accrue at a rate higher than the Discounted Rate on the date hereof and the amount of the final installment required to pay the entire unpaid principal balance of the Loan and accrued interest thereon shall exceed the amount of the scheduled monthly installment. In the event that the amount of the final installment exceeds the amount of the scheduled monthly installment, the Bank may, at its option, and subject to its rights and remedies upon the occurrence of an Event of Default, permit the Borrower to continue to pay the Loan in monthly installments, each in the amount of the scheduled monthly installment, until the principal amount of the Loan and accrued interest thereon are paid in full. In the event that the Bank elects to permit the Borrower to continue to make such monthly installment payments after the stated maturity date, the unpaid principal balance of the Loan shall bear interest in accordance with this note.

If any payment of principal of or interest on the Loan becomes payable on a Saturday, Sunday or a day on which the Bank is permitted or required by law to be closed, then such payment shall be extended to the next succeeding business day, and interest shall be payable at the rate set forth above during such extension.

The principal balance of the Loan may be prepaid in whole or in part, at any time, provided that the Borrower pays to the Bank at the time such prepayment is made (a) accrued interest on the principal balance of the Loan being prepaid through the date of prepayment and (b) an amount determined in accordance with the next paragraph. Subject to the terms and conditions of this note, each prepayment shall be applied to the accrued interest on and the principal balance of the Loan and, in the case of any prepayment of the principal balance in part, the principal amount prepaid shall be applied to the remaining installments of principal in the inverse order of their maturity.

Upon any prepayment of the Loan, in whole or in part, whether optional or mandatory, by voluntary or involuntary prepayment, by acceleration or otherwise (including as a result of any act caused by a third party including, but not limited to, condemnation, casualty, bankruptcy or otherwise), the Borrower agrees to pay to the Bank at the time such prepayment is made, an amount equal to the principal balance of the Loan being prepaid multiplied by (i) if the Loan is prepaid during the period from and including the date of the making of the Loan to but excluding the first anniversary date of this note, 0%; (ii) if the loan is prepaid during the period from and including the first anniversary date of this note to but excluding the second anniversary date of this note, 0%; and (iii) if the Loan is prepaid during the period from and including the second anniversary date of this note to but excluding the third anniversary date of this note, 0%.

The Bank is authorized to charge any deposit account of the Borrower maintained at the Bank for each principal prepayment and for each principal and interest payment and any other amount due hereunder on the due date thereof.

The Bank may choose the order in which payments are applied to principal, interest and other amounts due under this note, except as otherwise required by law.

If any payment under this note is not received within 10 days of the due date thereof, the Borrower agrees to pay to the Bank, a fee equal to 5% of the amount of any payment of principal and/or interest not received when due but in any event not less than $25 with respect to each such overdue payment for the purpose of defraying the Bank's expenses incident to the handling of such delinquent payment, which shall be payable on the same day of the month as payments of interest on the Loan. Such fee shall be in addition to, and not in lieu of, any other remedy that the Bank may have.

The Borrower agrees that the proceeds of the Loan shall be used only for business, commercial or agriculture purposes and not in whole or in part for any personal, family or household purposes. The Borrower acknowledges that the Bank is relying on the foregoing agreement in determining that the Loan is exempt from the disclosure and other requirements of certain Federal and state laws and regulations applicable to extensions of credit for personal, family or household purposes, including, but not limited to, the Truth in Lending Act and Regulation Z promulgated by U.S. Department of Housing and Urban Development, State of New Jersey Plain Language Law, State of New Jersey banking laws and State of New Jersey Banking Department rules and regulations.

To secure the Borrower's obligations to the Bank under this note including but not limited to, the Borrower's obligations to repay the Loan and to pay interest, fees, expenses and other amounts described in this note, and any other indebtedness, liabilities and obligations of the Borrower of any kind to the Bank whether in existence now or arising at any time in the future, the Borrower grants to the Bank a security interest in and a lien upon all personal property and fixtures of the Borrower whether presently existing or existing in the future or presently owned or acquired in the future by the Borrower and whether or not subject to the Uniform Commercial Code (the "Code"), including, but not limited to, all goods, money, instruments, accounts, farm products, inventory, equipment, documents, chattel paper, investment property, deposit accounts, supporting obligations and general intangibles, and all interest, dividends and other distributions thereon paid and payable in cash or property, and all replacements and substitutions for, all accessions and additions to, and all products and Proceeds of, all of the foregoing (all of which are referred to as the "Collateral").

As used in this note, the term Proceeds shall have the meaning set forth in Article 9 of the Code and, to the extent not otherwise included, shall include, but not be limited to, (i) any and all proceeds of any insurance, causes and rights of action or settlements thereof, escrowed amounts or property, judicial and arbitration judgments and awards, payable to the Borrower from or in respect of any person from time to time; (ii) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection the ownership of the Collateral, including, without limitation, all dividends, interest and other amounts collected or distributed on account of the Collateral or in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority; (iii) all claims of the Borrower for losses or damages arising out of or relating to or for any breach of any agreements, covenants, representations or warranties or any default whether or not with respect to or under any of the Collateral (without limiting any direct or independent rights of the Bank with respect to the Collateral); and (iv) any and all other amounts from time to time paid or payable under or in connection with the Collateral.

Upon the Bank's request, the Borrower agrees to mark its books and records to reflect the Bank's security interest in the Collateral.

The Borrower agrees to maintain such insurance on the Collateral in such amounts and covering such risks as is usually maintained by persons engaged in similar businesses on such personal property and fixtures in the same general areas in which the Borrower conducts its business.

The Borrower authorizes the Bank, at the Borrower's expense, to take all actions necessary to perfect, whether by filing, possession, control or otherwise, its security interest in the Collateral under any applicable law or regulation. The Borrower authorizes the Bank to file one or more financing statements and any amendments thereto without the Borrower's signature appearing thereon. The Borrower agrees to do all other necessary acts and file, record, make, execute and deliver such deeds, agreements, notices, instruments and financing statements as the Bank may require to perfect the Bank's security interest in the Collateral and enforce its rights in the Collateral.

The Borrower agrees not to change its name, its jurisdiction of organization if the Borrower is a registered organization, its place of business or if the Borrower has more than one place of business, its chief executive office or its primary residence if the Borrower is an individual, remove any records of the Borrower relating to the Collateral or move any of the Collateral without obtaining the prior written consent of the Bank.

The Bank may, without any notice to the Borrower, in its discretion, whether or not any of the obligations of the Borrower are due, in its name or in the name of the Borrower, demand, sue for, collect and receive any money or property at any time due, payable or receivable on or on account of or in exchange for, and may compromise, settle or extend the time of payment of, any of the demands or obligations represented by any of the Collateral, and may also exchange any of the Collateral for other property upon the reorganization, recapitalization or other readjustment of the issuer, maker or other person who is obligated on or otherwise has liabilities with respect to the Collateral, and in connection therewith may deposit any of the Collateral with any committee or depository upon such terms as the Bank may in its discretion deem appropriate, and the Borrower does hereby constitute and appoint the Bank the Borrower's true and lawful attorney to compromise, settle or extend payment of said demands or obligations and exchange such Collateral as the Borrower might or could do personally; all without liability or responsibility for action herein authorized and taken or not taken in good faith. The Bank is entitled at any time in its discretion to notify an account debtor or the obligor on any instrument to make payment to it, regardless of whether or not the Borrower had been previously making collections on the Collateral, and the Bank may take control of any Proceeds of any of the Collateral. Upon request of the Bank, the Borrower shall receive and hold all Proceeds of the Collateral in trust for the Bank and not commingle any collections with any of its own funds and immediately deliver such collections to the Bank.

The Bank may, in its sole discretion, take possession of the Collateral at any time, either prior to or subsequent to a default under any of the obligations. The Bank may, without any notice to the Borrower, in its discretion, and for its own benefit, lend, use, transfer or repledge to a third party all or any part of the Collateral by itself or commingled with the property of others, in bulk or otherwise.

The Bank may, without any notice to the Borrower, in its discretion, transfer, or cause to be transferred, all or any part of the Collateral to its name, or to the name of its nominee, vote the Collateral so transferred, and receive income and make or receive collections, including money, thereon and hold said income and collections as Collateral or apply said income and collections to any of the obligations of the Borrower, the manner and distribution of the application to be made as the Bank shall elect.

With respect to the Collateral, the Bank shall have no duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral and its only duty with respect to the Collateral shall be to use reasonable care in its custody and preservation while in the Bank's possession, which shall not include any steps necessary to preserve, obtain, secure or acquire rights or property against or from any party.

The Borrower represents that at the time the Collateral becomes subject to the Bank's security interest, the Borrower shall be the sole owner of the Collateral and shall be fully authorized and able to sell, transfer, pledge and/or grant a security interest in the Collateral to the Bank and the Collateral shall be free and clear of all other claims, liens, charges, security interests and encumbrances except security interests in favor of the Bank or as permitted in writing by the Bank. The Borrower represents and warrants to the Bank that any information furnished to the Bank regarding the Collateral is true and correct on the date hereof and is complete in all material respects.

The Borrower agrees to keep the Collateral free and clear of all claims, liens, charges, security interests and encumbrances other than the Bank's security interest or as permitted in writing by the Bank.

Each of the following events shall be an Event of Default under this Agreement:

1. The failure of the Borrower to make any payment of principal of or interest on the Loan or other amounts payable under this note when due and payable.

2. The failure of the Borrower to observe or perform any other obligation or agreement contained in this note or in any instrument, document or agreement delivered in connection with this note.

3. The failure of any Guarantor to observe or perform any of its obligations or agreements under its guarantee or in any instrument, document or agreement delivered in connection with its guarantee.

4. Any information furnished to the Bank by the Borrower or any Guarantor or any representation made by the Borrower in this Agreement or in any instrument, document or agreement delivered in connection with this Agreement or any Guarantor in its guarantee or in any instrument, document or agreement delivered in connection with such Guarantee shall be incorrect, incomplete or untrue at the time it is furnished or made to the Bank.

5. The failure of the Borrower or any Guarantor to pay or perform any other present or future liability or obligation to the Bank or any other person (including without limitation any individual, government authority or company).

6. The failure of the Borrower or any Guarantor to pay any other indebtedness for borrowed money, acceleration of the maturity of such indebtedness or the occurrence of any event which with notice or the lapse of time would permit acceleration of such indebtedness.

7. The Borrower or any Guarantor that is a natural person, shall become incompetent or die.

8. The Borrower or any Guarantor that is not a natural person, shall dissolve, merge or consolidate, or sell or dispose of all or substantially all of its assets.

9. An adverse change in the business, property, operations, management, ownership or prospects of the Borrower, in the Collateral or in the financial condition or credit standing of the Borrower or any Guarantor shall have occurred in the sole opinion of the Bank.

10. The entry of any pre-judgment attachment, garnishment or sequestration against the Borrower or any Guarantor, the filing of any tax lien or levy against the Borrower or any Guarantor, or the commencement of any proceeding, procedure or other remedy supplemental to the enforcement of a judgment against the Borrower or any Guarantor.

11. The validity or enforceability of this Agreement, any guarantee of this Agreement or other document, instrument or agreement delivered in connection with this Agreement, shall be contested or declared null and void or the Borrower or any Guarantor shall deny that it has any liability or obligation under or with respect to this Agreement or any guarantee of this Agreement or other document, instrument or agreement delivered in connection with this Agreement.

12. The commencement by or against the Borrower or any Guarantor of a case or proceeding under any bankruptcy, insolvency or other law relating to the relief of debtors, the readjustment, composition or extension of indebtedness or reorganization or liquidation.

If any Event of Default occurs, in addition to the remedies set forth below, the Bank may, by written notice to the Borrower declare the Loan to be due whereupon the outstanding principal amount of, and accrued interest on, the Loan together with all other amounts owed to the Bank under this note shall be due and payable provided that if an Event of Default described in item 12 above shall occur, the entire outstanding principal of, and accrued interest on, the Loan and all other amounts owed to the Bank under this note shall become immediately and automatically due and payable without demand or notice to the Borrower or any Guarantor.

Upon the occurrence of any Event of Default, the Bank may exercise any or all of the remedies that the Bank has under this note or at law including, without limitation, the rights and remedies of a secured creditor under the Code. The Bank may, without demand of performance or other demand, advertisement or notice of any kind to the Borrower, all and each of which are expressly waived, to the extent permitted by law, immediately collect, receive, appropriate and realize upon the Collateral, or any part of it. The Bank may immediately sell, assign, give options to purchase, contract to sell or otherwise dispose of and deliver the Collateral, or any part of it, at one or more public or private sale or sales, at any of the Bank's offices or elsewhere upon such terms and conditions as the Bank may deem advisable. At any such sale, the Bank will have the right to purchase the whole or any part of the Collateral, to the extent permitted by law. The Bank will apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses (including all reasonable expenses for legal services and other expenses as set forth below) thereof, to the obligations in such order as the Bank chooses. The Borrower agrees, that, to the extent that notice of sale or other disposition is required by law, the Bank need not give more than 5 business days notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. The Borrower also agrees to assemble the Collateral at such place or places as the Bank designates by written notice.

If the Collateral secures other obligations to the Bank in addition to the obligations under this note, the Bank may apply the proceeds to all of the Borrower's obligations to the Bank (including the obligations under this note) in such order and priority as the Bank determines.

The Bank shall have a lien on the balances of the Borrower now or hereafter on deposit with or held as custodian by the Bank and the Bank shall have full authority to set off such balances against the indebtedness evidenced by this note or any other obligation of the Borrower to the Bank and may at any time, without notice to the extent permitted by law, apply the same to the indebtedness evidenced by this note or such other obligations, whether due or not.

The Borrower agrees to pay all costs and expenses incurred by the Bank (including, but not limited to, reasonable attorneys' fees and expenses, and cost of any insurance and payment of taxes or other charges) of or incidental to the custody, care, sale or collection of, or realization upon any of the Collateral, or in any way relating to the Bank's enforcement of the obligations of the Borrower hereunder or the protection of the Bank's rights in connection herewith, whether or not litigation is commenced.

Promptly upon the Bank's request, the Borrower agrees to furnish such information (including, without limitation, financial statements and tax returns of the Borrower) to the Bank and to permit the Bank to inspect and make copies of its books and records, as the Bank shall reasonably request from time to time.

The Borrower waives any right to claim or interpose any counterclaim or set-off of any kind in any litigation relating to this note or the transactions contemplated hereby.

This note may not be amended, and compliance with its terms may not be waived, orally or by course of dealing, but only by a writing signed by an authorized officer of the Bank.

This note, and the Bank's rights in and to any Collateral and guarantees, may be assigned by the Bank at any time without consent of or notice to the Borrower and the benefits thereof shall inure to the successors, indorsees and assigns of the Bank.

The Borrower authorizes the Bank to date this note as of the date of the making of the Loan and to complete any blank space herein according to the terms upon which such Loan was granted. The Borrower agrees to take all actions as the Bank may require to ensure that this note and other documents to be furnished in connection with this note are furnished, accurate and complete.

No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy or power.

Each and every right, remedy and power hereby granted to the Bank or allowed it by law or other agreement shall be cumulative and not exclusive of any other right, remedy or power and may be exercised by the Bank at any time and from time to time.

Every provision of this note is intended to be severable; if any term or provision of this note shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

Except as otherwise provided in this note, the Borrower hereby waives presentment, demand, protest, notice of protest or other notice of any kind.

This note contains the entire agreement and understanding between the Bank and the Borrower with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

Any notices to the Bank shall be effective only if in writing and upon receipt by the Bank and if directed to Business Loans, P.O. Box 6966, Newark, Delaware 19714 or any other address hereafter specified by written notice from the Bank to the Borrower. Any notices to the Borrower shall be sent to the address opposite the Borrower's name on the signature page of this note or such other

address hereafter specified by written notice by the Borrower to the Bank. All such notices directed to such address shall be deemed properly addressed and delivered and shall be effective whether or not received by the Borrower. The Borrower shall promptly notify the Bank of any change of address.

The Borrower represents and warrants that the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business in the State of New Jersey; that the execution, delivery and performance of this note are within the Borrower's corporate powers and have been duly authorized by all necessary action of its board of directors and shareholders; and that each person executing this note has the authority to execute and deliver this note on behalf of the Borrower. The Borrower further represents and warrants that the Borrower's name appearing on the signature page of this note is the Borrower's exact name as set forth in its principal document of organization and the organizational number appearing on the signature page of this note is the organizational number assigned by the agency where its organizational documents are filed or, if there is not a number on the signature page, the agency does not assign organizational numbers.

THE PROVISIONS OF THIS NOTE SHALL BE CONSTRUED AND INTERPRETED, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER SUBMITS TO THE JURISDICTION OF STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW JERSEY AND THE CITY OF NEWARK IN PERSONAM AND AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS NOTE SHALL BE LITIGATED ONLY IN SAID COURTS OR COURTS LOCATED ELSEWHERE AS SELECTED BY THE BANK AND THAT SUCH COURTS ARE CONVENIENT FORUMS. THE BORROWER WAIVES PERSONAL SERVICE UPON IT AND CONSENTS TO SERVICE OF PROCESS BY MAILING A COPY THEREOF TO IT BY REGISTERED OR CERTIFIED MAIL.

THE BORROWER AND THE BANK WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

BEDMINSTER NATIONAL CORP. 90 WASHINGTON VALLEY RD

BEDMINSTER NJ 07921

Organizational Number: 0100945428

By:

Name: PAUL PATRIZIO

Title: PRESIDENT

By:

Name:

Title:

By:

Name:

Title:

By:

Name:

Title: